Exhibit 99.01

Neuralstem Provides Business Update and Reports First Quarter 2018 Fiscal Results

GERMANTOWN, Md., May 15, 2018 (GLOBE NEWSWIRE) -- Neuralstem, Inc. (Nasdaq:CUR), a biopharmaceutical company focused on the development of nervous system therapies based on its neural stem cell technology, provides a business update and reported its financial results for the first quarter ended March 31, 2018 .

“We remain committed to the development of NSI-566, our lead stem cell therapy candidate, and were pleased to complete the first surgery in the second cohort of our ongoing Phase 1 clinical trial in patients with chronic spinal cord injury,” said Rich Daly, President & Chief Executive Officer. “We anticipate initiating a clinical trial for NSI-566 in chronic stroke in China and have targeted mid-2018 to begin dosing. We continue to pursue the development of NSI-189, our lead small molecule candidate for major depressive disorder (MDD) and look forward to meeting with the U.S. Food and Drug Administration in the second half of 2018 to formulate its clinical development path. We believe that NSI-189 may offer cognitive benefits in addition to antidepressant effects, which would distinguish it from other approved treatments for MDD.”

Clinical Highlights for Lead Clinical Programs

NSI-566, is a spinal cord-derived neural stem cell line that is being evaluated to treat paralysis associated with stroke, Amyotrophic Lateral Sclerosis (ALS) and chronic spinal cord injury (cSCI). NSI-566 is Neuralstem’s lead stem cell therapy candidate.

  Neuralstem announced the results from a study published in the Annals of Clinical and Translational Neurology in a manuscript entitled “Long-term Phase 1/2 Intraspinal Stem Cell Transplantation Outcomes in Amyotrophic Lateral Sclerosis” that support the potential of transplanted human spinal cord-derived neural stem cells (HSSC) to stabilize functioning of ALS patients. The study evaluated the impact of HSSC transplantation on functional outcomes, as measured using the ALSFRS-R scale, and on a composite statistic that combined functional and survival outcomes. Results were evaluated against matched controls derived from two historical datasets and showed significantly better ALSFRS-R scores at 24 months, as well as the composite functional/survival score in subjects receiving HSSC. The ALS Functional Rating Scale-Revised (ALSFRS-R) is a validated questionnaire that measures physical function in performing activities of daily living (ADLs). The manuscript was published on May 3, 2018.

  On March 28, Neuralstem completed the first surgery using NSI-566 spinal cord-derived neural stem cells in the second, cervical injury cohort of a Phase 1 clinical trial in patients with chronic spinal cord injury (cSCI). The patients in this cohort include complete injury patients with no motor or sensory function below injury. The clinical trial is being conducted at the University of California San Diego, Division of Neurosurgery. The clinical trial was expanded to include a new cohort of four qualifying patients with AIS-A complete, quadriplegic, cervical injuries involving C5-C7 of their spinal cord, after promising results were observed with the first cohort. The clinical trial is evaluating the safety and feasibility of using NSI-566 spinal cord-derived neural stem cells to repair cSCI.

NSI-189, a benzylpiperazine-aminopyridine, in clinical development for MDD and in preclinical development for Angelman syndrome, irradiation-induced cognitive impairment, Type 1 and Type 2 diabetes, and stroke.

  In the second half of 2018, Neuralstem intends to meet with the U.S. Food and Drug Administration to discuss the clinical development path for NSI-189 in major depressive disorder.

Financial Results for the Quarter Ended March 31, 2018

Cash Position and Liquidity:  Cash and investments was $9.7 million at March 31, 2018 as compared to $11.7 million at December 31, 2017.  The $2.0 million decrease reflects a $2.1 million loss for the period adjusted for certain non-cash items including $240,000 of share-based compensation, $190,000 gain related to the change in fair value of our liability classified warrants and $180,000 net cash inflows related to changes in our operating assets and liabilities.

Operating Loss: Operating loss for the quarter ended March 31, 2018 was $2.3 million compared to a loss of $4.2 million for the comparable period of 2017.  The decrease in operating loss for the year was primarily related to decreases in clinical trial and related costs due to the completion of the Company’s NSI-189 Phase 2 clinical trial coupled with decreases in personnel, facility and related expenses due to our ongoing corporate restructuring and cost reduction efforts.

Net Loss:  Net loss for the quarter ended March 31, 2018 was $2.1 million, or $0.14 per share, compared to a loss of $7.6 million, or $0.68 per share, for the comparable period of 2017.  The decrease in net loss was primarily due to a decrease in operating expenses and the non-cash charges related to the change in the fair value of the liability classified warrants and warrant inducement expenses in the 2017 period along with a decrease in interest expense related to our long-term debt which matured in April 2017.

Research and Development Expenses: The $1.2 million of research and development expenses for the quarter ended March 31, 2018 represents a $1.7 million, or 60% decrease over the comparable period of 2017.  This decrease was primarily attributable to a $1.1 million decrease in clinical trial and related costs due to the completion of our NSI-189 Phase 2 clinical trial, a $200 thousand decrease in our personnel and facility expenses due to our ongoing corporate restructuring and cost reduction efforts and a $310 thousand decrease in our non-cash share-based compensation expense.

General and Administrative Expenses:  The $1.2 million of general and administrative expenses for the quarter ended March 31, 2018 represents a $150 thousand, or 11% decrease over the comparable period of 2017.  This decrease was primarily attributable to a $140 thousand decrease in payroll and related expenses coupled with a $50 thousand decrease in consulting and professional service expenses due to our corporate restructuring and cost reduction efforts partially offset by a $20 thousand increase in non-cash share-based compensation expense.

Liquidity: The Company expects its existing cash, cash equivalents and short-term investments to fund its operations based on our current operating plans, into the first quarter of 2019.

Neuralstem, Inc.

Unaudited Condensed Consolidated Balance Sheets

	March 31,	December 31,
	2018	2017

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$9,724,248	$6,674,940
Short-term investments	-	5,000,000
Trade and other receivables	137,372	312,802
Current portion of related party receivable, net of discount	-	58,784
Prepaid expenses	346,995	402,273
Total current assets	10,208,615	12,448,799

Property and equipment, net	149,668	172,886
Patents, net	839,314	883,462
Related party receivable, net of discount and current portion	334,303	365,456
Other assets	18,048	13,853
Total assets	$11,549,948	$13,884,456

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable and accrued expenses	$1,169,736	$875,065
Accrued bonuses	-	418,625
Other current liabilities	109,266	220,879
Total current liabilities	1,279,002	1,514,569

Warrant liabilities	3,662,663	3,852,882
Other long term liabilities	1,172	1,876
Total liabilities	4,942,837	5,369,327

STOCKHOLDERS' EQUITY
Preferred stock, 7,000,000 shares authorized, $0.01 par value; 1,000,000 shares issued and outstanding at both March 31, 2018 and December 31, 2017	10,000	10,000
Common stock, $0.01 par value; 300 million shares authorized, 15,160,014 shares issued and outstanding at both March 31, 2018 and December 31, 2017	151,600	151,600
Additional paid-in capital	217,289,009	217,050,174
Accumulated other comprehensive income	2,746	2,631
Accumulated deficit	(210,846,244)	(208,699,276)
Total stockholders' equity	6,607,111	8,515,129
Total liabilities and stockholders' equity	$11,549,948	$13,884,456

Neuralstem, Inc. Unaudited Condensed Consolidated Statements of Operations and Comprehensive Loss

	Three Months Ended March 31,
	2018	2017

Revenues	$2,500	$2,500

Operating expenses:
Research and development expenses	1,169,441	2,902,086
General and administrative expenses	1,182,054	1,332,421
Total operating expenses	2,351,495	4,234,507
Operating loss	(2,348,995)	(4,232,007)

Other income (expense):
Interest income	17,749	20,883
Interest expense	(1,920)	(138,732)
Change in fair value of derivative instruments	190,219	(2,741,314)
Warrant inducement and other expenses	(4,021)	(476,084)
Total other income (expense)	202,027	(3,335,247)

Net loss	$(2,146,968)	$(7,567,254)

Net loss per share - basic and diluted	$(0.14)	$(0.68)

Weighted average common shares outstanding - basic and diluted	15,116,937	11,140,898

Comprehensive loss:
Net loss	$(2,146,968)	$(7,567,254)
Foreign currency translation adjustment	115	(171)
Comprehensive loss	$(2,146,853)	$(7,567,425)

Cautionary Statement Regarding Forward Looking Information:

This news release contains “forward-looking statements” made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relate to future, not past, events and may often be identified by words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Specific risks and uncertainties that could cause our actual results to differ materially from those expressed in our forward-looking statements include risks inherent in the development and commercialization of potential products, uncertainty of clinical trial results or regulatory approvals or clearances, need for future capital, dependence upon collaborators and maintenance of our intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements. Additional information on potential factors that could affect our results and other risks and uncertainties are detailed from time to time in Neuralstem’s periodic reports, including its Annual Report on Form 10-K for the year ended December 31, 2017, and its Quarterly Report on Form 10-Q for the three months ended March 31, 2018, filed with the Securities and Exchange Commission (SEC), and in other reports filed with the SEC. We do not assume any obligation to update any forward-looking statements.

Contact:

Kimberly Minarovich
Argot Partners (Investor Relations)
212-600-1902
neuralstem@argotpartners.com